Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
February 28, 2008
COGDELL SPENCER INC. REPORTS
FOURTH QUARTER 2007 FINANCIAL RESULTS
Charlotte, N.C. (February 28, 2008) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the quarter and year ended December 31, 2007.
Fourth Quarter 2007 Results
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and operating partnership unit of $0.31 and net income (loss) per share of ($0.11) for the three months ended December 31, 2007.
FFO for the three months ended December 31, 2007 was $5.1 million, or $0.31 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 16,506,423 and 16,519,190, respectively, for the quarter ended December 31, 2007.
Net income (loss) was ($1.3 million) for the three months ended December 31, 2007, or ($0.11) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 11,935,478 for the quarter ended December 31, 2007.
As of December 31, 2007, the Company’s portfolio consisted of 59 consolidated wholly-owned and joint venture properties and three unconsolidated joint venture properties, comprising a total of approximately 3.3 million square feet. The overall percentage of leased space at the Company’s in-service, consolidated properties as of December 31, 2007, was 93.4%. In addition, the Company manages 53 properties for third party clients totaling approximately 2.3 million square feet.
Results for the Year Ended December 31, 2007
FFO for the year ended December 31, 2007 was $18.3 million, or $1.17 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 15,620,236 and 15,636,760, respectively, for the year ended December 31, 2007.

Net income (loss) was ($6.3 million) for the year ended December 31, 2007, or ($0.57) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 11,056,033 for the year ended December 31, 2007.
Acquisitions
On December 21, 2007, Cogdell Spencer Inc. acquired Healthpark Medical Office Building in Chattanooga, TN and Peerless Medical Center in Cleveland, TN for approximately $28.4 million in cash, inclusive of transaction costs. The two buildings total 92,657 net rentable square feet. The acquisition was funded through a combination of cash and the assumption of approximately $16.2 million of existing debt with a blended interest rate of 5.68%. The acquisition marks the thirteenth market and a new client relationship for Cogdell Spencer.
Development
In December 2007, Cogdell Spencer Inc. entered into a development agreement with St. Luke’s Hospital and Health Network of Bethlehem, Pennsylvania to develop the first phase of their Riverside Outpatient Campus. The 383,000 square foot project will consist of a cancer center, an outpatient healthcare pavilion and two medical office buildings.
The two medical office buildings are valued between $35 and $40 million and will be owned in a single investment entity by Cogdell Spencer Inc. and physician investors. The balance of the project will be developed by Cogdell Spencer Inc. but owned by St. Luke’s. St. Luke’s Hospital will be the primary tenant of the combined project. The $100 million project is scheduled for completion during the third quarter of 2009.
This new development with St. Luke’s Hospital marks a new client and a new market for Cogdell Spencer Inc.. The relationship with St. Luke’s Hospital furthers the Company’s strategic plan of aligning with dominant, non-profit hospital systems with strong local decision making.
Financing
In December 2007, the Company used proceeds from its unsecured revolving credit facility to repay the mortgage note payable secured by Gaston Professional Center.
In January 2008, Cogdell Spencer Inc. issued 3,448,278 common shares at a price of $15.95 per share resulting in gross proceeds of $55.0 million. The net proceeds from the private offering were used to reduce borrowings under the Company’s unsecured revolving credit facility.
Dividend
On December 17, 2007, Cogdell Spencer Inc. announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on January 21, 2008 to stockholders of record on December 31, 2007. The dividend covers the fourth quarter of 2007.

Outlook
Cogdell Spencer’s management expects that Funds from Operations Modified (FFOM) per share and operating partnership unit for the year ending December 31, 2008 will be between $1.20 and $1.24. This guidance assumes the completion of the merger between Cogdell Spencer Inc. and Marshall Erdman and Associates. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. Cogdell Spencer Inc. expects that FFO per share and operating partnership unit for the year ending December 31, 2008 will be between $0.72 and $0.84. A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2008 is below:

(In thousands, except per share and operating partnership unit data)
Net loss before minority interests in Operating Partnership	$(9,000)	—	$(6,000)

Plus real estate related depreciation and amortization	27,100	—	27,100

Funds from Operations (FFO)	18,100	—	21,100

Plus amortization of intangibles related to purchase accounting	12,000	—	10,000

Funds from Operations Management (FFOM)	$30,100	—	$31,100

FFO per share and unit — diluted	$0.72	—	$0.84

FFOM per share and unit — diluted	$1.20	—	$1.24

Weighted average shares and units outstanding — diluted	25,000	—	25,000

Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months and year ended December 31, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. The Company presents FFO because it considers it an important supplemental measure of operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Fourth Quarter 2007 Conference Call on Friday, February 29, 2008 at 10:00 a.m. (Eastern Standard Time). The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q4 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.
During the call, management will discuss quarter-end and year-end results as well as additional details on the recently announced merger with Marshall Erdman and Associates.
A playback will be available until March 10, 2008. To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 415367#. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q4 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 61 consolidated wholly-owned properties and joint venture properties, three unconsolidated joint venture properties, and 53 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the company’s Web site at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; the Company’s ability to obtain future financing arrangements; the Company’s ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to the Company’s tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues:
Rental	$17,594	$14,123	$62,908	$52,614
Management fee revenue	482	581	2,137	1,304
Expense reimbursements	376	375	1,365	773
Development fee revenue	14	—	290	158
Interest and other income	400	217	1,194	928

Total revenues	18,866	15,296	67,894	55,777
Expenses:
Property operating and management	6,937	5,709	25,704	19,848
General and administrative	2,035	1,546	7,482	6,368
Depreciation and amortization	7,094	8,610	27,758	30,273
Interest	4,640	4,221	15,964	14,199
Prepayment penalty on early extinguishment of debt	—	—	—	37

Total expenses	20,706	20,086	76,908	70,725

Loss from continuing operations	(1,840)	(4,790)	(9,014)	(14,948)

Equity in earnings of unconsolidated real estate partnerships	23	(3)	20	4
Gain from sale of real estate partnership interests	—	—	—	484
Minority interests in real estate partnerships	(30)	(44)	(85)	(121)
Minority interests in operating partnership	512	1,770	2,738	5,208
Discontinued operations		—	—	276

Net loss	$(1,335)	$(3,067)	$(6,341)	$(9,097)

Basic and diluted loss per share	$(0.11)	$(0.38)	$(0.57)	$(1.14)

Weighted average common shares — basic and diluted (1)	11,935	7,977	11,056	7,975

(1)	13 and 22 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended December 31, 2007 and 2006, respectively. 17 and 23 shares of unvested restricted common stock are anti-dilutive due to the net loss for the year ended December 31, 2007 and 2006, respectively.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2007	December 31, 2006
Assets
Real estate properties:
Operating real estate properties	$486,279	$361,982
Less: Accumulated depreciation	(44,596)	(23,664)

Total operating real estate properties, net	441,683	338,318
Construction in progress	13,380	12,854

Total real estate properties, net	455,063	351,172
Cash and cash equivalents	3,555	1,029
Restricted cash	1,803	982
Investment in capital lease	5,888	6,193
Acquired above market leases, net	1,033	966
Acquired in place lease value and deferred leasing costs, net	20,358	18,205
Acquired ground leases, net	3,021	3,092
Deferred financing costs, net	1,570	1,018
Goodwill	5,335	5,326
Other assets	8,611	5,075

Total assets	$506,237	$393,058

Liabilities and stockholders’ equity
Notes payable under line of credit	$79,200	$77,487
Mortgage loans	237,504	184,544
Accounts payable and accrued liabilities	17,744	9,851
Accrued dividends and distributions	5,757	4,404
Acquired below market leases, net	3,776	3,096

Total liabilities	343,981	279,382
Minority interests	47,221	54,001
Stockholders’ equity	115,035	59,675

Total liabilities and stockholders’ equity	$506,237	$393,058

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations (FFO) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net loss	$(1,335)	$(3,067)	$(6,341)	$(9,097)
Plus minority interests in operating partnership	(512)	(1,770)	(2,738)	(5,058)
Plus real estate related depreciation and amortization (2)	6,959	8,565	27,338	30,111
Less gain on sale of real estate property and partnerships	—	—	—	(919)

Funds from Operations (FFO) (1)	$5,112	$3,728	$18,259	$15,037

FFO per share and unit — basic and diluted	$0.31	$0.30	$1.17	$1.21

Weighted average shares and units outstanding — basic	16,506	12,590	15,620	12,405

Weighted average shares and units outstanding — diluted	16,519	12,612	15,637	12,427

(1)	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company presents FFO because the Company considers it an important supplemental measure of the Company’s operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $6,857 and $8,552 and the Company’s share of joint venture real estate depreciation and amortization of $102 and $13 for the three months ended December 31, 2007 and 2006, respectively. Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $27,165 and $30,052 and the Company’s share of joint venture real estate depreciation and amortization of $173 and $59 for the year ended December 31, 2007 and 2006, respectively.
Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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